Exhibit 21

Entity Name	Domestic Jurisdiction	Doing Business As
Actuated Controls Ltd.	United Kingdom
Black Automatic Controls Ltd.	United Kingdom
Black Teknigas (Far East) Limited	Hong Kong
Black Teknigas Limited	United Kingdom
BLÜCHER Beteiligungs GmbH	Germany
BLÜCHER France SARL	France
BLÜCHER Germany GmbH	Germany
BLÜCHER Metal A/S	Denmark
BLÜCHER Norway AS	Norway
BLÜCHER Sweden AB	Sweden
BLÜCHER UK LTD	United Kingdom
BM Stainles Steel Drains Limited	United Kingdom
Dormont Manufacturing Company	Pennsylvania
Electro Controls Ltd.	United Kingdom
Giuliani Anello S.r.l.	Italy
Gripp S.A.S.	France
HF Scientific, Inc.	Florida
Kim Olofsson Safe Corporation AB	Sweden
Orion Enterprises, Inc.	Kansas	Flo-Safe, Laboratory Enterprises, Orion Fittings
Porquet S.A.S.	France
Teknigas Ltd.	United Kingdom
Tianjin Watts Valve Co. Ltd.	China
W125	United Kingdom
Watts (Ningbo) International Trading Co., Ltd.	China
Watts (Shanghai) Management Company Limited	China
Watts Belgium Holding Bvba	Belgium
Watts Denmark Holding ApS	Denmark
Watts Drainage Products, Inc.	Delaware
Watts Electronics S.A.S.	France
Watts France Holding S.A.S.	France
Watts Germany Holding GmbH	Germany
Watts Holding Sweden AB	Sweden
Watts Industries (Canada), Inc.	Ontario
Watts Industries Belgium Bvba	Belgium
Watts Industries Bulgaria EAD	Bulgaria
Watts Industries Deutschland GmbH	Germany
Watts Industries Europe BV	Netherlands
Watts Industries France S.A.S.	France
Watts Industries Iberica SA	Spain
Watts Industries Italia S.r.l.	Italy
Watts Industries Luxembourg	Luxembourg
Watts Industries Netherlands BV	Netherlands
Watts Industries Nordic AB	Sweden
Watts Industries Tunisia S.A.S.	Tunisia
Watts Industries U.K. Ltd.	United Kingdom
Watts Industries, Sp. Z.o.o.	Poland
Watts Instrumentation GmbH	Germany
Watts Intermes AG	Switzerland
Watts Intermes GmbH	Austria
Watts Italy Holding S.r.l.	Italy
Watts Microflex NV	Belgium
Watts Plumbing Technologies (Taizhou) Co. Ltd.	China
Watts Premier, Inc.	Arizona
Watts Radiant, Inc.	Delaware
Watts Regulator Co.	Massachusetts	FEBCO, Mueller Steam Specialty, Savard Plumbing Company, Powes, Ames Fire & Waterworks, Sea Tech
Watts U.K. Ltd.	United Kingdom
Watts Valve (Ningbo) Co., Ltd.	China
Watts Valve (Taizhou) Co., Ltd.	China
Watts Water Quality and Conditioning Products, Inc.	Delaware	Flowmatic Systems, Alamo Water Refiners, Topway Global
Watts Water Technologies, Inc.	Delaware
Webster Valve, Inc.	New Hampshire